ARTISAN PARTNERS ASSET MANAGEMENT INC.
2013 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED SHARE AWARD AGREEMENT
This Restricted Share Award Agreement (this “Award Agreement”) sets forth the terms and conditions of the award of shares of Common Stock (the “Restricted Shares”) granted to the recipient specified in Section 2 (the “Grantee”) by Artisan Partners Asset Management Inc., a Delaware corporation (“Artisan”), under the Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan (as amended, supplemented or modified, from time to time, the “Plan”).
1.The Plan. This award of Restricted Shares is made pursuant to the Plan, a copy of which has been furnished to the Grantee, and the terms of the Plan are incorporated into this Award Agreement. If and to the extent that this Award Agreement conflicts or is inconsistent with the terms, conditions or provisions of the Plan, the Plan shall control, and this Award Agreement shall be deemed to be modified accordingly. Capitalized terms used but not defined in this Award Agreement have the meanings as used or defined in the Plan. References in this Award Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.
2.    Award. Effective as of the date set forth below (the “Grant Date”), Artisan hereby grants the following number of Restricted Shares to the Grantee in recognition of the Grantee’s service as an Employee of Artisan or any of its Subsidiaries (the “Company”), subject to the terms of this Award Agreement and the Plan.
Name of Grantee:     [Employee Name]
Grant Date:     [date of grant]
Number of Restricted Shares:     [Number]
3.    Vesting. Except as otherwise provided in Sections 4 and 5 of this Award Agreement, [percentage] of the Restricted Shares will vest on [vesting dates] (each date, a “Vesting Date”), provided that, in the event the applicable date occurs during a Firmwide Blackout Period (as defined in the Company’s Code of Ethics), the Vesting Date shall be the first trading day following such period. There shall be no proportionate or partial vesting in the period prior to a Vesting Date and vesting shall occur only on a Vesting Date, provided that the Grantee remains continuously in the Employment of the Company through such Vesting Date. If the percentage of the aggregate number of Restricted Shares scheduled to vest on a Vesting Date is not a whole number, then the amount of Restricted Shares vesting shall be rounded down the nearest whole number of Restricted Shares for each Vesting Date, except that the amount of Restricted Shares vesting on the final Vesting Date shall be such that 100% of the aggregate number of Restricted Shares shall be cumulatively vested as of the final Vesting Date.
4.    Termination of Employment. Subject to Section 5 and the terms of any employment, severance or similar agreement between the Grantee and the Company, if the Grantee’s Employment with the Company terminates for any reason prior to a Vesting Date, the Restricted Shares will automatically be cancelled by or revert to Artisan, and Grantee (or Grantee’s guardian or legal representative) shall forfeit any rights or interests in such Restricted Shares without compensation.
5.    Acceleration of Vesting. Notwithstanding any other provision of this Award Agreement or the Plan, (a) upon a Change in Control, the Restricted Shares will be treated in accordance with the terms of the Plan, and (b) upon termination of the Grantee’s Employment with the Company by reason of death or Disability, the Restricted Shares will vest in full immediately as of the date of such termination. For purposes of this Award Agreement, “Disability” means the Grantee’s

Eff. 25 Jun 2013

inability to perform the essential functions of his or her position, with or without reasonable accommodation, for a period aggregating 180 days within any continuous period of 365 days by reason of physical or mental incapacity.
6.    Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the grant of the Restricted Shares, if the Grantee is filing a U.S. federal income tax return for the year in which the grant of Restricted Shares occurs, the Grantee may file an election (the “Election”) with the United States Internal Revenue Service, within 30 days of the grant of the Restricted Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares on the Grant Date. This will result in recognition of taxable income to the Grantee on the Grant Date, equal to the Fair Market Value of the Restricted Shares on such date. Absent an Election, taxable income will be measured and recognized by the Grantee at the time the Restricted Shares vest. The Grantee is hereby encouraged to seek the advice of the Grantee’s own tax consultants in connection with the Restricted Shares and the advisability of filing the Election. THE GRANTEE UNDERSTANDS THAT ANY TAXES PAID AS A RESULT OF THE FILING OF THE ELECTION MIGHT NOT BE RECOVERED IF THE RESTRICTED SHARES ARE FORFEITED TO ARTISAN. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT ARTISAN’S TO TIMELY FILE THE ELECTION, EVEN IF THE GRANTEE REQUESTS ARTISAN OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE GRANTEE MUST NOTIFY ARTISAN WITHIN 10 BUSINESS DAYS OF FILING ANY ELECTION. For purposes of this Award Agreement, “business day” means any day on which the New York Stock Exchange is open for regular session trading.
7.    Tax Withholding. No later than each Vesting Date or the date of an Election, if applicable, the Grantee will pay, or otherwise provide for to the satisfaction Artisan, any applicable federal, state and local tax and social security withholding obligations of Artisan. To the extent permitted by law, the Grantee may provide for payment of withholding taxes by remitting to Artisan shares of Common Stock with a Fair Market Value (determined as of a Vesting Date or the date of an Election) equal to the statutory minimum amount of taxes required to be withheld. In such case, without any further action by the Grantee, Artisan may, or may cause the registrar and transfer agent of the Common stock to, deduct the shares of Common Stock to be remitted from the shares of Common Stock held of record by the Grantee. If the Grantee shall fail to make such payment or otherwise satisfy such obligations, the Company shall, to the extent permitted by law, have the right (but not the obligation) to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local tax and social security withholding obligations with respect to the Restricted Shares.
8.    Issuance of Restricted Shares.
(a)    Artisan may, in its sole and absolute discretion and in accordance with the terms of the Plan and applicable state law, issue the Restricted Shares in the form of uncertificated shares. Such uncertificated Restricted Shares shall be credited to a book entry account maintained by the registrar and transfer agent of the Common Stock with the applicable restrictions on transferability imposed on such Restricted Shares by this Award Agreement (the “Restrictive Legend”) and such other restrictive legends as may be required by Artisan noted. If thereafter, certificates are issued with respect to the uncertificated Restricted Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Award Agreement and each certificate or other evidence of ownership issued in respect of the Restricted Shares will be deposited with Artisan, or its designee, together with, if requested by Artisan, a stock power or share transfer form executed in blank by the Grantee, and will bear the Restrictive Legend and such other restrictive legends as may be required by Artisan. Artisan may advise the registrar and transfer agent to place a stop order against any legended shares of Common Stock.
(b)    Upon the vesting of the Restricted Shares in accordance with this Agreement, Artisan will deliver, or cause to be delivered, evidence of ownership of shares of Common Stock to the Grantee not bearing or otherwise subject to the Restrictive Legend (but still bearing and/or subject to any other legends that may be required by Artisan).
(c)    Artisan may reasonably postpone the issuance of the Restricted Shares and/or the delivery of certificates or other evidence of shares of Common Stock until it receives satisfactory proof that the issuance and delivery will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules; provided that the delivery shall be made at the earliest date at which Artisan reasonably anticipates that it will not cause such violation. The Grantee understands that Artisan is under no obligation to register or qualify the Restricted Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

9.    Non-Transferability of the Restricted Shares. Prior to vesting, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, exchange, transfer, assign, pledge, hypothecate, fractionalize, hedge or otherwise dispose of the Restricted Shares in violation of this Award Agreement shall be void and of no effect and Artisan shall have the right to disregard the same on its books and records and advise the registrar and transfer agent to place a stop order against the transfer of such Restricted Shares. For the avoidance of doubt, the Restricted Shares are not subject to the Resale and Registration Rights Agreement, dated as of March 12, 2013, among Artisan and the stockholders party thereto, whether or not the Grantee is otherwise a party to such agreement.
10.    Insider Trading Policy. To the extent applicable, the Grantee agrees that he or she will not sell, transfer by any means, hedge, pledge, place or hold in a margin account or otherwise dispose of the shares of Common Stock acquired by him or her except in accordance with the Company’s insider trading policy (which, for the avoidance of doubt, is included in the Company’s Code of Ethics as of the date of this Award Agreement) regarding prohibited transactions in Company securities owned by Employees and/or directors of the Company.
11.    Privileges of Share Ownership. Subject to Sections 8, 9 and 10, effective upon the Grant Date, the Grantee will have all rights of a shareholder of Artisan with respect to the Restricted Shares, including voting rights and rights to dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property), if any, at the time such dividends are paid to Artisan’s other shareholders, provided that, notwithstanding the foregoing, the Restricted Shares are subject to the Stockholders Agreement, dated as of March 12, 2013, among Artisan, Artisan Investment Corporation and each person listed on the schedules therein (the “Stockholders Agreement”), including the irrevocable voting proxy included therein. If the Grantee is not already a party to the Stockholders Agreement, then, as a condition to the Grantee’s receipt of the Restricted Shares, the Grantee shall execute a joinder to the Stockholders Agreement in form and substance satisfactory to Artisan.
12.    Entire Agreement. This Award Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements (whether written or oral) between the Company and the Grantee with respect to such subject matter.
13.    No Obligation to Employ. Nothing in the Plan or this Award Agreement will confer on the Grantee any right to continue to serve as an Employee of, or to continue in any other relationship with, the Company or limit in any way the right of the Company to terminate the Grantee’s Employment or other relationship at any time and for any reason.
14.    Notices. Any notice required to be given or delivered to the Company under the terms of this Award Agreement will be in writing and addressed to the Chief Legal Counsel of Artisan at its principal corporate offices in Milwaukee, Wisconsin. Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of Artisan. All notices will be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (postage pre-paid and return receipt requested); one (1) business day after deposit with any return receipt express United States courier (prepaid); or one (1) business day after transmission by facsimile (with a notice contemporaneously given by another method specified in this Section 14).
15.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all of the provisions of the Plan and this Award Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
16.    Adjustments. In the event of any change in the outstanding shares of Common Stock after the Grant Date or any other event described in Section 1.6.3 of the Plan occurring after the Grant Date, the Board or the Committee will make such equitable substitution or adjustment (including cash payments) as provided for under Section 1.6.3 of the Plan in order to preserve the value of the Restricted Shares.
17.    Binding Effect. Any action taken or decision made in good faith by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

18.    WAIVER OF JURY TRIAL. THE GRANTEE WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN OR THIS AWARD AGREEMENT.
19.    Choice of Forum.
(a)    As a condition to the Grantee’s receipt of the Restricted Shares, the Grantee hereby irrevocably submits to the exclusive jurisdiction of any state or federal court located in Delaware over any suit, action or proceeding arising out of or relating to or concerning the Plan or this Award Agreement.
(b)    The Grantee recognizes and agrees that prior to the grant of the Restricted Shares, the Grantee has no right to any benefits hereunder. Accordingly, in consideration of the receipt of the Restricted Shares, the Grantee expressly waives any right to contest the amount of the Restricted Shares, terms of this Award Agreement, or any determination, action or omission hereunder or under the Plan made or taken in good faith by the Committee, the Company or the Board, or any amendment to the Plan or this Award Agreement (other than an amendment to which the Grantee’s consent is expressly required by Section 3.1.1 of the Plan) and the Grantee expressly waives any claim related in any way to the Restricted Shares, including any claim based on any promissory estoppel or other theory in connection with the Restricted Shares and the Grantee’s Employment with the Company.
20.    Electronic Delivery.    The Company may, in its sole discretion, decide to deliver any documents related to the Plan, the Restricted Shares or future awards that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery, including by accessing such documents on a website, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. In addition, the Company may choose to provide and deliver certain statutory and/or by-law materials or documents relating to the Plan in electronic form. By accepting the Restricted Shares, the Grantee agrees that the Company may deliver the Plan prospectus, Artisan’s annual report and proxy statement and other required documents to the Grantee in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, please contact the Secretary of Artisan with such request.
21.    Governing Law. THIS AWARD AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
22.    Counterparts. This Award Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.
IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.
ARTISAN PARTNERS ASSET MANAGEMENT INC.

By:
    Name:
Title:
GRANTEE
By:
    [Grantee’s Name]